Exhibit 23.1

JWF Assurance PAC (UEN No: 202326944Z) Tel: +65 6539 9729 60 Paya Lebar Road, #10-16 Paya Lebar Square Singapore 409051

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 23, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Mobile-health Network Solutions and Its Subsidiaries for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

July 16, 2025

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